UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 3, 2022

ESS TECH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39525	98-1550150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip code)
(855) 423-9920
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GWH	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	GWH.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On November 3, 2022, ESS Tech, Inc. (the “Company”) issued a press release announcing financial results for the quarter ended September 30, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished in this Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 3, 2022, Amir Moftakhar, Chief Financial Officer of the Company tendered his resignation as Chief Financial Officer to be effective as of November 4, 2022. The Company is appreciative of the service of Mr. Moftakhar, and his departure is not the result of any disagreement he has with the Company on any matter relating to the Company’s operations, policies and practices, including any matters concerning the Company’s controls or any financial or accounting-related matters or disclosures.
Mr. Moftakhar will continue with the Company as a non-executive employee to facilitate the transition of chief financial officer responsibilities through December 31, 2022 (the “Separation Date”). Thereafter, Mr. Moftakhar will continue with the Company in an advisory capacity from January 1, 2023 to January 24, 2023 unless such date is extended by mutual agreement prior to such date (the “Termination Date”). In connection with Mr. Moftakhar’s departure, the Company and Mr. Moftakhar have entered into a Transition Agreement dated November 3, 2022 (the “Transition Agreement”). Pursuant to the terms of the Transition Agreement, as consideration for non-disparagement obligations to the Company and a release of claims related to Mr. Moftakhar’s employment with the Company, Mr. Moftakhar will be entitled to, among other things: (i) payment of salary, eligibility to participate in the Company’s 2022 bonus program and eligibility to participate in the Company’s benefit plans, in each case, through the Separation Date; (ii) continuation of vesting of the unvested portion of Mr. Moftakhar’s outstanding stock option, restricted stock and restricted stock unit awards through the Separation Date; and (iii) expense reimbursement for reasonable business expenses through the Separation Date. Further to such agreement, as consideration for certain advisory services Mr. Moftakhar will provide to the Company related to financial and accounting-related matters, Mr. Moftakhar will be entitled to, among other things: (i) payment of advisory fees from the Separation Date through the Termination Date; (ii) continuation of vesting of the unvested portion of Mr. Moftakhar’s outstanding stock option, restricted stock and restricted stock unit awards through the Termination Date; and (iii) expense reimbursement for reasonable business expenses through the Termination Date.
The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, which the Company plans to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.
On November 3, 2022, the Company announced the appointment of Anthony Rabb as Chief Financial Officer of the Company, effective November 4, 2022 (the “Start Date”). Mr. Rabb will also serve as the Company’s principal financial officer and principal accounting officer. A copy of the press release announcing Mr. Rabb’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Mr. Rabb, age 54, has over 30 years’ experience in various finance functions. Mr. Rabb previously served as the Chief Financial Officer and Senior Vice President of Total Safety, Inc. from August 2020 until June 2022, with responsibility for Total Safety, Inc.’s finance, accounting, treasury, tax, risk management and information technology matters. Prior to that, Mr. Rabb served as Chief Financial Officer and Executive Vice President of Mirion Technologies, Inc. from October 2015 until February 2020. Mr. Rabb has also been Chief Financial Officer of Vigor Industrial, Brand Energy, GE Measurement and Sensing Technologies, and Vice President of Mergers and Acquisitions of GE Capital. Mr. Rabb holds a Bachelor of Arts degree in Economics from the University of Colorado, Boulder.
There are no arrangements or understandings between Mr. Rabb and any other person pursuant to which he was appointed Chief Financial Officer. Mr. Rabb does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Rabb has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act.

The Company and Mr. Rabb will enter into an Employment Agreement, to be effective November 1, 2022 (the “Employment Agreement”), pursuant to which the Company agreed to provide Mr. Rabb with the following compensation in connection with his service as Chief Financial Officer: (i) an initial annual base salary of $415,000; (ii) an annual target bonus of up to 75% of his base salary, which annual bonus earned with respect to 2022 will be prorated based on the number of days Mr. Rabb is employed by the Company during calendar year 2022; and (iii) subject to the approval the Compensation Committee of the Company’s Board of Directors, restricted stock units under the 2021 Equity Incentive Plan having an aggregate grant date fair market value of $2,500,000 (the “RSUs”). The RSUs will vest 25% on the first anniversary of the date of grant and thereafter in equal amounts on a quarterly basis over the three-year period starting with the first anniversary of the date of grant.
Under the Employment Agreement, upon a termination of Mr. Rabb’s employment by the Company without “cause” or by Mr. Rabb with “good reason” (as such terms are defined in the Employment Agreement), Mr. Rabb will receive: (i) an amount equal to the sum of (y) his target annual bonus for the calendar year of termination and (z) 100% of his then-current base salary, payable in substantially equal installments over the nine-month period following his termination; (ii) payment of health insurance premiums for nine months from the date of termination and (iii) accelerated vesting of any portion of the RSUs that would have vested during the twelve-month period following the date of termination, had Mr. Rabb remained employed through such date.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which the Company plans to file as an exhibit to the Company’s Annual Report on Form 10‑K for the year ending December 31, 2022.
In addition, Mr. Rabb has entered into the Company’s standard form of indemnification agreement for officers and directors, a copy of which was filed with the Securities and Exchange Commission on October 15, 2021 as Exhibit 10.2 to the Company’s Form 8-K.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.
99.1	Press release, dated November 3, 2022
104	Cover page interactive data file

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: November 3, 2022

ESS TECH, INC.

By:	/s/ Eric P. Dresselhuys
Name:	Eric P. Dresselhuys
Title:	Chief Executive Officer